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                                                                    EXHIBIT 10.7

                                 April 15, 2003

To:      N M ROTHSCHILD & SONS LIMITED

Re:      MFI Finance II, LLC 8.00% Asset-Backed Notes, Series 2001-1:

         MFI II Permanent Waiver

Ladies and Gentlemen:

         BACKGROUND. Reference is made to the (1) form of Direction and Permanent Waiver of Trigger Events and Servicer Events of Default ( "Ambac's Permanent Waiver"), to be executed and delivered by Ambac Assurance Corporation ("Ambac") and the other parties thereto, attached hereto as Schedule A, (2) Indenture, dated as of September 1, 2001 (as supplemented, the "MFI II Indenture"), among MicroFinancial Incorporated, MFI Finance II, LLC, and Wells Fargo Bank Minnesota, National Association ("Wells Fargo" or the "Back-up Servicer"), pursuant to which Wells Fargo is appointed to serve as indenture trustee (in such capacity, the "Indenture Trustee"), as supplemented by the Supplement to Indenture, Asset-Backed Notes, Series 2001, dated as of September 1, 2001, among the parties to the MFI II Indenture, and (3) Servicing Agreement, dated as of September 1, 2001, among MicroFinancial Incorporated, MFI Finance II, LLC, the Back-up Servicer, and the Indenture Trustee. Capitalized terms not otherwise defined herein have the meanings set forth in the Permanent Ambac Waiver.

         DESCRIPTION OF AMBAC'S PERMANENT WAIVER. Pursuant to Ambac's Permanent Waiver, Ambac will permanently waive the existing or future events described therein under "Permanent Waiver; Direction to Indenture Trustee" (collectively, the "Ambac Waiver Events") effective, with respect to past Ambac Waiver Events, retroactively to the date on which such Ambac Waiver Events occurred. It is a condition to Ambac's willingness to enter into Ambac's Permanent Waiver that you execute and deliver this MFI II Permanent Waiver.

         YOUR WAIVER. Please execute this MFI II Permanent Waiver in the space provided below to evidence your acknowledgement and agreement that, upon (1) payment to you of a fee pro rata to any fee paid to Ambac in connection with Ambac's Permanent Waiver, and (2) execution and delivery of the Permanent Ambac Waiver by all parties thereto, N M Rothschild & Sons Limited:

     1. permanently waives any and all existing or future "Trigger Events" or "Servicer Events of Default" under the MFI II Indenture and MFI II Servicing Agreement that arise or have arisen, directly or indirectly, out of any Ambac Waiver Events; and

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     2.  consent to the execution and delivery by the parties thereto of the
         Amendments (as defined therein), including without limitation, the changes to the Trigger Events and Servicer Events of Default described therein.

                                                   MICROFINANCIAL INCORPORATED

                                                   By: /S/ James R. Jackson
                                                       -------------------------
                                                       James R. Jackson
                                                       Chief Financial Officer

ACCEPTED AND AGREED TO BY:

N M ROTHSCHILD & SONS LIMITED

By: /S/ Glenn Beatham
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    Name: Glenn Beatham
    Title: Executive Director

By: /S/ Leigh Enevoldson
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    Name: Leigh Enevoldson
    Title: Assistant Director